UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2008

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 7, 2008, the U.S. Treasury announced a plan to place Freddie Mac under conservatorship under the authority of the Federal Housing Finance Agency (“FHFA”). As of June 30, 2008, Astoria Financial Corporation (the “Company”) owned two preferred securities issued by Freddie Mac, Series H, 5.10% par value $100 million and Series L, 3.58% par value $20 million, with a combined adjusted book value of $83.7 million. The estimated fair market value of these available-for-sale securities has declined significantly from June 30, 2008. Based on the recent actions by the U.S. Treasury, it is likely that the decrease in fair market value will result in an other-than-temporary impairment non-cash charge recognized for the quarter ending September 30, 2008. The non-cash after-tax charge would have minimal impact on the Company’s capital position which would continue to remain within its capital target range of between 4.50% and 4.75%. The Company’s banking subsidiary, Astoria Federal Savings and Loan Association, would continue to remain well capitalized with regulatory core and tangible capital in excess of 6%.

Additionally, the FHFA has suspended dividend payments on the preferred stock of Freddie Mac which, for the Company, totals approximately $5.8 million, pre-tax, annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham
Peter J. Cunningham
First Vice President and Director of Investor Relations

Dated: September 9, 2008